EXHIBIT 21

Tellabs, Inc. and Subsidiaries

Subsidiaries of the Registrant

as of December 29, 2006

Name	State or Other Jurisdiction of Incorporation
Tellabs Operations, Inc.	Delaware
Tellabs Japan, Inc.	Delaware
Tellabs International, Inc.	Illinois
Tellabs Communications Canada Ltd.	Canada
Tellabs do Brazil, Ltda.	Brazil
Tellabs H.K. Ltd.	Hong Kong
Tellabs Pty. Ltd.	Australia
Tellabs International de Mexico	Mexico
Tellabs Asia Pacific Private Limited	Singapore
Tellabs (Thailand) Co., Ltd.	Thailand
Tellabs Korea, Inc.	Korea
Tellabs India Private Limited	India
Tellabs Communications International Ltd.	China
Tellabs Communications Technology Ltd.	China
Tellabs KK	Japan
Tellabs de Venezuela, S.A.	Venezuela
Tellabs Communications (Malaysia) Sdn Bhd	Malaysia
Tellabs Malaysia Sdn Bhd (49% joint venture)	Malaysia
Tellabs Philippines, Inc.	Philippines
Tellabs Holdings, B.V.	The Netherlands
Tellabs Enterprises B.V.	The Netherlands
Tellabs Oy	Finland
Kiinteisto Oy Mestarinkaare	Finland
Kiinteisto Oy Sinimaentie 6	Finland
Tellabs Denmark A/S	Denmark
Tellabs Communications (India) Private Limited	India
Kring – Tellabs India Private Limited	India
Tellabs Holdings, Ltd.	Ireland
Tellabs (Ireland) Ltd.	Ireland
Tellabs Ltd.	Ireland
Tellabs Research Ltd.	Ireland
Tellabs Communications Ireland Limited	Ireland
Tellabs Communications Technologies	Ireland
Tellabs EMEA Holdings, Ltd.	Ireland
Tellabs AB	Sweden
Tellabs (S.A.) (Proprietary) Limited	South Africa
Tellabs SAS	France
Tellabs Italia S.r.l.	Italy
Tellabs Netherlands B.V.	The Netherlands
Tellabs Poland Sp. z o.o.	Poland
Tellabs Southern Europe S.A.	Spain
Tellabs GmbH	Germany
Tellabs Austria Vertriebs GmbH	Austria
Tellabs Norway A/S	Norway
Tellabs U.K. Ltd.	United Kingdom
Tellabs Communications UK Limited	United Kingdom
E. Coherent Communications Systems	United Kingdom
Tellabs North America, Inc.	Delaware
Tellabs Petaluma, Inc.	Delaware
Tellabs Vienna, Inc.	Delaware
Advanced Fibre Technology Communications (HK) Limited	Hong Kong

Hangzhou AFTEK Communication Company, Ltd.	China
Advanced Fibre Communications (HK) Limited	Hong Kong
AFC Foreign Sales Corporation	U.S. Virgin Islands
Tellabs Bedford, Inc.	Delaware
AccessLan India	India
AFC India Private Limited	India
Advanced Fibre Communications International GmbH	Switzerland
Advanced Fibre Communications Mexico S. de R.L. de C.V.	Mexico
Advanced Fibre Communications International Limited	Cayman Islands
Advanced Fibre Communications U.K. Limited	United Kingdom
AFC Harris Multimedia Communications Private Limited	Mauritius
AFC Harris Multimedia Communications Limited	India
Tellabs Mexico, Inc.	Delaware
Tellabs de Mexico, S.A. de C.V.	Mexico
Tellabs TG, Inc.	Delaware
Tellabs Transport Group, Inc.	Quebec
Tellabs Nevada Holding Corporation	Nevada
Tellabs Treasury Holdings Corporation	Nevada
Tellabs Equity Holding Corporation	Nevada
Tellabs Securities Holding Corporation	Nevada
Tellabs Reston, Inc.	Delaware
Tellabs San Jose	Delaware
Future Networks, Inc.	Georgia